Exhibit 99.1

30 July 2021 ASX RELEASE Company Announcements Platform 2Q 2021 (30 June 2021): Appendix 4C ● Sezzle reached new highs in 2 Q 21 for Underlying Merchant Sales (UMS), Active Consumers, Active Merchants, and Repeat Usage . ● UMS for 2 Q 21 increased 118 . 7 % YoY to US $ 411 . 1 M (A $ 550 . 4 M 1 , + 9 . 6 % QoQ) . ● Sezzle Income 2 as a percentage of UMS remained steady YoY at 5 . 9% . ● Over 250 , 000 Active 3 Consumers were added during the quarter, bringing the total to 2 . 9 M Active Consumers (up 95 . 5 % YoY) . ● Sezzle’s consumer profile continued to improve as Active Consumer repeat usage grew to 91 . 6% ( 30 th consecutive month of improvement) . ● Over 6 , 200 Active 3 Merchants were added in the quarter, bringing the total Active Merchant count to 40 , 200 on the Sezzle platform at quarter end . ● On 03 June 2021 , Sezzle announced the conclusion of its Proof Of Concept with Target Corporation (NYSE : TGT), a U . S . - based multiline retailer, and that it had entered into a three - year agreement with the retailer . ● Canada continues to pace higher, as Sezzle achieved a UMS run - rate in excess of US $ 100 M during the quarter in Canada, with Active Merchant and Active Consumer counts rising more than 275 % YoY in 2 Q 21 to in excess of 2 , 500 and 150 , 000 , respectively . ● Effective June 2021 , Sezzle became a reporting company for U . S . SEC purposes . As such, the Company will be filing its 10 - Q by 16 August 2021 with the SEC . A copy of the 10 - Q filing will also be lodged on the ASX platform . ● Subsequent to the end of the quarter, on 15 July 2021 , the Company announced it had entered into an agreement with Discover Financial 1 A$ to US$ exchange rate of $0.7469 as of 30 June 2021. 2 Sezzle Income is defined as total merchant fees and rescheduled payment fees less note origination costs. 3 Have transacted at least once in the last 12 months. Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 1

Services (“Discover”) to issue 4 , 559 , 270 shares of the Company’s Common Stock to Discover to raise a total of for US $ 30 million (at an issue price of US $ 6 . 58 per share) . Sezzle Inc . (ASX : SZL ) ( Sezzle or Company ) // Installment payment platform, Sezzle, is pleased to provide its Appendix 4 C cash flow report for the quarter ended 30 June 2021 ( 2 Q 21 ) . “We are excited to report a quarter that reflects new highs in UMS, Active Consumers, Active Merchants, and Repeat Usage . Further, our recent announcements with one of the largest retailers in the United States - Target and one of the largest card issuers in the United States - Discover, reflect our positive market positioning,” stated Sezzle’s Executive Chairman and CEO Charlie Youakim . Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 2 2Q21 Key Metrics Key Metrics (unaudited) Quarter Ended 30 Jun 2021 (A$ in M's) 1 (US$ in M's) YoY change Underlying Merchant Sales (UMS) $550.4 $411.1 118.7% Average Monthly UMS $183.5 $137.0 118.7% Sezzle Income $32.3 $24.1 122.6% Sezzle Income as % UMS 5.9% +10bps Active Consumers 2.9 million 95.5% Active Merchants 40,200 150.0% 1 A$ to US$ exchange rate of $0.7469 as of 30 June 2021.

$9.4 $14.0 $22.9 $35.0 $39.8 $62.7 $76.1 $106.9 $125.0 $137.0 Notable 2 Q 21 Highlights : ● UMS for 2 Q 21 increased 118 . 7 % YoY to US $ 411 . 1 M (A $ 550 . 4 M 4 , + 9 . 6 % QoQ) . UMS performance throughout the quarter was consistent from month to month with no one month representing a significant deviation from another . Average Monthly UMS per Quarter (US$ in M's) $160.0 $0.0 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 ● Sezzle Income (84.5% of Total Income in 2020) rose 122.6% YoY to US$24.1 million for 2Q21. As a percentage of UMS, Sezzle Income in 2Q21 remained relatively flat at 5.9%. UMS and Sezzle Income as % of UMS $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 5.0% 5.2% 5.4% 5.7% 5.9% 5.8% 5.9% 5.7% 5.8% 5.9% 4.4% 4.6% 4.8% 5.0% 5.2% 5.4% 5.6% 5.8% 6.0% 6.2% $0 $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 $450,000 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 Sezzle Income as % of UMS UMS (US$000s) 4 A$ to US$ exchange rate of $0.7469 as of 30 June 2021. Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 3

● Active Consumers increased to 2 . 9 million, representing a 95 . 5 % increase YoY . Sezzle added over 250 , 000 Active Consumers during the quarter . ● Sezzle’s consumer profile continued to improve as the percentage of cumulative orders made by returning consumers rose to 91 . 6% (the 30 th consecutive month of improvement) . ● Due to the Company’s expansion (i . e . , pilots, sign - ups) with larger, enterprise merchants, the Company is experiencing downard pressure on Net Transaction Margin, attributable to lower merchant fees, a non - integrated product offering, and higher loss rates . ● Active Merchants increased 150 . 0 % YoY in 2 Q 21 to 40 , 200 (+ 18 . 4 % QoQ) . During the quarter, Sezzle added over 6 , 200 Active Merchants . ● Launched in the Spring of 2019 , Sezzle Canada continues to make great strides . For 2 Q 21 , Sezzle Canada achieved a UMS run - rate in excess of US $ 100 M (based on May’s UMS), with Active Merchant and Active Consumer counts rising more than 275 % YoY in the quarter to in excess of 2 , 500 and 150 , 000 , respectively . Sezzle Canada has also enabled cross - border volume for Sezzle consumers as U . S . consumers are purchasing from Canadian merchants . ● Launched in July 2020 , Sezzle India has made favorable strides in 2021 - lowering processing costs, improving loss rates, and, 12 - months into product launch, is tracking similarly to Sezzle U . S . at the same stage in terms of consumer growth . Further improvement is needed in Net Transaction Margin before making a larger scale investment, however, the Company is encouraged by recent trends . ● Although the Company’s pilot/market development efforts in Europe are in the early stages, Sezzle has experienced a number of cross - border discussions with merchants and merchant acquisition platforms . For example, in 2 Q 21 the Company signed up THG PLC (The Hut Group) and Valencia CF, as a result of the team’s efforts in Europe . Launch plans are just beginning in Brazil and are on track . Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 4

On 03 June 2021 , Sezzle announced it entered into a three - year agreement with Target, after completing a successful proof of concept with the retailer . Under the agreement, Sezzle’s product will be used in - store and across Target’s digital platforms, providing consumers access to interest - free payment plans for purchases made at Target . Through its network of over 1 , 900 stores in the United States, 75 % of the U . S . population lives within 10 miles of a Target store . For 2020 , Target generated total revenue of US $ 93 . 6 billion with over US $ 16 billion in on - line sales . Subsequent to the end of the quarter, on 15 July 2021 , Sezzle announced it agreed to issue to Discover US $ 30 . 0 million of the Company’s common stock at a price of US $ 6 . 58 per share, which was completed on 19 July 2021 . The companies are finalizing a definitive commercial agreement, in which the parties propose to enter into an expanded partnership, including plans for a buy now, pay later network solution on the Discover Global Network, as well as a dedicated referral program introducing Discover credit and debit products to Sezzle’s consumer base . In 2020 , Discover was accepted at over 50 million locations and through its Discover Global Network (Discover Network, PULSE Debit Network, and Diners Club International) had US $ 417 billion in volume . U . S . Filings In accordance with the provisions of the U . S . Securities Act, Sezzle has become a reporting company for U . S . SEC purposes . As such, the Company will be filing its quarterly Form 10 - Q for the period ended 30 June 2021 by 16 August 2021 (U . S . time) with a copy of the Form 10 - Q to be lodged on the ASX platform at a similar time by 17 August 2021 (Australian time) . Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 5

Quarterly Earnings Conference Call The management team will host a quarterly earnings conference call with investors on 18 August 2021, at 8:00 am (Sydney time). Participants can register for the conference call by navigating to: https://s1.c - conf.com/diamondpass/10015613 - gs62jc.html Please note that registered participants will receive their dial in number upon registration . Investors are encouraged to submit any questions in advance of the call by emailing them to : Investorrelations@sezzle . com . Quarterly Cash Flows “Between cash on hand, availability under our US $ 250 . 0 million line of credit, and receiving a US $ 30 . 0 million investment from Discover subsequent to quarter end, we are in a strong position to continue to pursue our growth initiatives and fund our capital needs, ” noted Sezzle CFO Karen Hartje . Select Balance Sheet Data Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 6 US$000's Audited 31 - Dec - 2020 Unaudited 30 - Jun - 2021 Cash and cash equivalents Restricted cash $84,285 $4,819 $59,112 $1,842 Total cash $89,104 $60,954 Drawn on line of credit $40,000 $21,000 As of 30 June 2021 , the Company had total cash on hand of US $ 61 . 0 million, consisting of US $ 59 . 1 million of cash and cash equivalents and US $ 1 . 8 million of restricted cash . Total cash on hand declined by US $ 6 . 4 million during 2 Q 21 , driven by a US $ 7 . 3 million use in financing activities . The use in financing activities was attributable to the Company paying down the amount drawn on its line of credit as well as repaying its Paycheck Protection Program loan (US $ 1 . 2 million) during the quarter . As of 30 June 2021 , US $ 21 . 0 million was drawn on the Company’s US $ 250 . 0 million facility, compared with US $ 27 . 0 million as of 31 March 2021 . At quarter end, the Company had US $ 56 . 8 million of availability under its US $ 250 . 0 million facility reflecting an increase of US $ 10 . 2 million since 1 Q 21 . Operating cash flows for 2 Q 21 were a positive US $ 0 . 7 million, as cash receipts from customers outpaced cash payments to merchants . During the quarter, cash receipts from customers of US $ 383 . 4 million (up 126 . 4 % YoY) exceeded cash payments to merchants of US $ 358 . 6 million (up 132 . 4 % YoY) . Key operating cash items : Product manufacturing and operating costs (primarily payment processing fees) totalled US $ 8 . 9 million in 2 Q 21 compared to US $ 5 . 2 million reported in 2 Q 20 . As a percentage of receipts from customers, product manufacturing and operating costs declined 25 bps QoQ and 77 bps YoY to 2 . 3% . Staff costs, inclusive of wages, salaries, commissions, and other employee related benefits, increased 144 . 5 % YoY to US $ 7 . 2 million in 2 Q 21 . Staff costs as a percentage of cash receipts from customers increased slightly YoY to 1 . 9 % compared to 1 . 7 % in 2 Q 20 . Payments for research and development rose to US $ 2 . 1 million in 2 Q 21 compared to US $ 0 . 2 million in 2 Q 20 , as 2 Q 21 experienced integration and onboarding of large enterprise merchants relative to the prior period . Similar to research and development, advertising and marketing payments moved higher to US $ 2 . 4 million in 2 Q 21 from US $ 0 . 2 million in 2 Q 20 . The growth in advertising and marketing payments is in conjunction with the Company’s increased efforts at attracting large enterprise merchants as well as expanded marketing campaigns . Administration and corporate costs (primarily third - party software, legal, insurance, and other general corporate overhead) rose 88 . 1 % YoY, but represented only 0 . 6 % of receipts from customers compared to 0 . 7 % in 2 Q 20 . As noted in section 6 of the Appendix 4 C, payments of US $ 0 . 3 million were made to the Directors of Sezzle during the quarter comprising salaries and fees for Executive and Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 7

Non - Executive Directors. No other payments were made to any related parties or their associates of Sezzle. Use of Funds The Company provides the following ‘Use of Funds’ information pursuant to ASX Listing Rule 4.7C.2. Expenditures running higher than prospectus due to Consumer and merchant support 3.3 1.0 5.2 significant growth in consumer and merchant additions. Administration and overheads 4.8 1.3 Expenditures running higher than prospectus due to 8.8 higher expenses associated with supporting the Uses / (Sources) of Funds Prospectus 2Q 2021 (US $M) (US $M) C u mu l a t i v e Ex pe n di t u r e (US$M) C omm e n t a r y Sales and marketing to merchants $6. 8 $7. 2 $27. 9 Expenditures running higher than prospectus due to greater investment in onboarding new merchants and associated marketing spend, offset by increased net cash proceeds from operations. Development and engineering 6. 5 3. 8 15. 5 Expenditures running higher than prospectus due to greater than anticipated investment in development, engineering and integrations, offset by net cash proceeds from operations. Data sciences and risk management 4. 5 0. 6 4. 0 Expenditures running lower than prospectus, driven primarily by cost reductions for third party data sources. growth in the business, also offset by increased net cash proceeds from operations. Costs of the offer 2. 6 0. 0 2. 8 Final costs of the offer at IPO were greater than prospectus, incurred in 3Q 2019. Working capital and funding capital 4. 6 (14.4) (22.6) Increased net cash proceeds from operations provide source of working and funding capital versus prospectus. Total Uses / (Sources) before Financing Activities $33. 1 ($0.5) $41. 6 Total Uses / (Sources) from Financing Activities $0. 0 $7. 3 ($70.1) Total Uses / (Sources) of Funds $33. 1 $6. 8 ($28.5) This announcement was approved by the Company’s CEO and Executive Chairman, Charlie Youakim, on behalf of the Sezzle Inc. Board. Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 8

Contact Information For more information about this announcement: Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 9 Lee Brading, CFA Investor Relations +6 1 3 9 1 11 2 6 70 InvestorRelations@sezzle.com Justin Clyne Company Secretary +61 407 123 143 jclyne@clynecorporate.com.au Media Enquiries Mel Hamilton - M&C Partners +61 417 750 274 melissa.hamilton@mcpartners.com.au About Sezzle Inc . Sezzle is a rapidly growing fintech company on a mission to financially empower the next generation . Sezzle’s payment platform increases the purchasing power for 2 . 9 million Active Consumers by offering interest - free installment plans at online stores and select in - store locations . Sezzle’s transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom . When consumers apply, approval is instant, and their credit scores are not affected . The increase in purchasing power for consumers leads to increased sales and basket sizes for the 40 , 200 Active Merchants that offer Sezzle . For more information visit sezzle . com . Sezzle’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US . Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US . As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act . This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future, unless the re - sale of the CDIs is registered under the Securities Act or another exemption is available . To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX . This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs . However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB . In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act .

Rule 4.7B

Appendix 4C

Quarterly cash flow report for entities subject to Listing Rule 4.7B

Name of entity	
Sezzle Inc.	
ABN	**Quarter ended ("current quarter")**
633 327 358 (ARBN)	30 June 2021

Consolidated statement of cash flows		Current quarter $US'000	Year to date (6 months) $US'000
1.	**Cash flows from operating activities**		
1.1	Receipts from customers	$ 383,449	$ 729,641
1.2	Payments for		
	research and development	(2,100)	(2,487)
	product manufacturing and operating costs	(8,914)	(17,837)
	advertising and marketing	(2,399)	(3,338)
	leased assets	(146)	(300)
	staff costs	(7,227)	(13,692)
	administration and corporate costs	(2,180)	(5,096)
1.3	Dividends received (see note 3)	—	—
1.4	Interest received	—	12
1.5	Interest and other costs of finance paid	(1,106)	(2,599)
1.6	Income taxes paid	(50)	(50)
1.7	Government grants and tax incentives	—	—
1.8	Other (payments to merchants)	(358,582)	(688,918)
1.9	**Net cash from / (used in) operating activities**	**$ 745**	**$ (4,664)**

2.	**Cash flows from investing activities**		
2.1	Payments to acquire or for:		
	entities	$ —	$ —
	businesses	—	—
	property, plant and equipment	(283)	(672)
	investments	—	—
	intellectual property	—	—
	other non-current assets	—	—
2.2	Proceeds from disposal of:		
	entities	—	—
	businesses	—	—
	property, plant and equipment	—	—
	investments	—	—
	intellectual property	—	—
	other non-current assets	—	—
2.3	Cash flows from loans to other entities	—	—

ASX Listing Rules Appendix 4C (17/07/20) Page 1
+ See chapter 19 of the ASX Listing Rules for defined terms.

Appendix 4C
Quarterly cash flow report for entities subject to Listing Rule 4.7B

2.4	Dividends received (see note 3)	—	—
2.5	Other (provide details if material)	—	—
2.6	**Net cash from / (used in) investing activities**	**$ (283)**	**$ (672)**

3.	**Cash flows from financing activities**		
3.1	Proceeds from issues of equity securities (excluding convertible debt securities)	$ —	$ 69
3.2	Proceeds from issue of convertible debt securities	—	—
3.3	Proceeds from exercise of options	242	313
3.4	Transaction costs related to issues of equity securities or convertible debt securities	—	—
3.5	Proceeds from borrowings	—	26,667
3.6	Repayment of borrowings	(7,220)	(46,887)
3.7	Transaction costs related to loans and borrowings	(80)	(2,698)
3.8	Dividends paid	—	—
3.9	Other (provide details if material)	(202)	(781)
3.10	**Net cash from / (used in) financing activities**	**$ (7,260)**	**$ (23,317)**

4.	**Net increase / (decrease) in cash and cash equivalents for the period**		
4.1	Cash and cash equivalents at beginning of period	$ 67,379	$ 89,104
4.2	Net cash from / (used in) operating activities (item 1.9 above)	745	(4,664)
4.3	Net cash from / (used in) investing activities (item 2.6 above)	(283)	(672)
4.4	Net cash from / (used in) financing activities (item 3.10 above)	(7,260)	(23,317)
4.5	Effect of movement in exchange rates on cash held	373	503
4.6	**Cash and cash equivalents at end of period**	**$ 60,954**	**$ 60,954**

5.	**Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts**	**Current quarter $US'000**	**Previous quarter $US'000**
5.1	Bank balances	$ 59,112	$ 41,606
5.2	Call deposits	—	—
5.3	Bank overdrafts	—	—
5.4	Other (restricted cash)	1,842	25,773
5.5	**Cash and cash equivalents at end of quarter (should equal item 4.6 above)**	**$ 60,954**	**$ 67,379**

ASX Listing Rules Appendix 4C (17/07/20)
+ See chapter 19 of the ASX Listing Rules for defined terms.
Page 2

Appendix 4C
Quarterly cash flow report for entities subject to Listing Rule 4.7B

6.	**Payments to related parties of the entity and their associates**	**Current quarter $US'000**
6.1	Aggregate amount of payments to related parties and their associates included in item 1	$ 257
6.2	Aggregate amount of payments to related parties and their associates included in item 2	—

Note: if any amounts are shown in items 6.1 or 6.2, your quarterly activity report must include a description of, and an explanation for, such payments.

7.	**Financing facilities** *Note: the term "facility' includes all forms of financing arrangements available to the entity.* *Add notes as necessary for an understanding of the sources of finance available to the entity.*	**Total facility amount at quarter end $US'000**	**Amount drawn at quarter end $US'000**
7.1	Loan facilities	$ 250,000	$ 21,000
7.2	Credit standby arrangements	—	—
7.3	Other (please specify)	—	—
7.4	**Total financing facilities**	**$ 250,000**	**$ 21,000**

7.5	**Unused financing facilities available at quarter end**	**$ 56,763**

7.6 Include in the box below a description of each facility above, including the lender, interest rate, maturity date and whether it is secured or unsecured. If any additional financing facilities have been entered into or are proposed to be entered into after quarter end, include a note providing details of those facilities as well.

Loan facilities consist of a revolving line of credit with two members, Goldman Sachs Bank USA and Bastion Funding IV LLC, for a credit facility of up to US$250 million, with a committed amount of US$125 million. Borrowings on the line of credit carry a weighted average interest rate of 5.25% as of 30 June 2021. The line of credit is secured by consumer receivables and offers an available borrowing base of US$77.8 million, of which US$21.0 million is drawn as of 30 June 2021.

ASX Listing Rules Appendix 4C (17/07/20) Page 3
+ See chapter 19 of the ASX Listing Rules for defined terms.

Appendix 4C
Quarterly cash flow report for entities subject to Listing Rule 4.7B

8.	**Estimated cash available for future operating activities**	**$US'000**
8.1	Net cash from / (used in) operating activities (item 1.9)	$ 745
8.2	Cash and cash equivalents at quarter end (item 4.6)	60,954
8.3	Unused finance facilities available at quarter end (item 7.5)	56,763
8.4	Total available funding (item 8.2 + item 8.3)	$ 117,717
8.5	**Estimated quarters of funding available (item 8.4 divided by item 8.1)**	N/A

Note: if the entity has reported positive net operating cash flows in item 1.9, answer item 8.5 as "N/A". Otherwise, a figure for the estimated quarters of funding available must be included in item 8.5.

8.6 If item 8.5 is less than 2 quarters, please provide answers to the following questions:

8.6.1 Does the entity expect that it will continue to have the current level of net operating cash flows for the time being and, if not, why not?

Answer: N/A

8.6.2 Has the entity taken any steps, or does it propose to take any steps, to raise further cash to fund its operations and, if so, what are those steps and how likely does it believe that they will be successful?

Answer: N/A

8.6.3 Does the entity expect to be able to continue its operations and to meet its business objectives and, if so, on what basis?

Answer: N/A

Note: where item 8.5 is less than 2 quarters, all of questions 8.6.1, 8.6.2 and 8.6.3 above must be answered.

Compliance statement

1 This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2 This statement gives a true and fair view of the matters disclosed.

Date: 30 July 2021

Authorised by: The Company's CEO and Executive Chairman
(Name of body or officer authorising release – see note 4)

Notes

1. This quarterly cash flow report and the accompanying activity report provide a basis for informing the market about the entity's activities for the past quarter, how they have been financed and the effect this has had on its cash position. An entity that wishes to disclose additional information over and above the minimum required under the Listing Rules is encouraged to do so.

2. If this quarterly cash flow report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, *AASB 107: Statement of Cash Flows* apply to this report. If this quarterly cash flow report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3. Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

4. If this report has been authorised for release to the market by your board of directors, you can insert here: "By the board". If it has been authorised for release to the market by a committee of your board of directors, you can insert here:

ASX Listing Rules Appendix 4C (17/07/20) Page 4
+ See chapter 19 of the ASX Listing Rules for defined terms.

“By the [ name of board committee – eg Audit and Risk Committee ]” . If it has been authorised for release to the market by a disclosure committee, you can insert here : “By the Disclosure Committee” . If this report has been authorised for release to the market by your board of directors and you wish to hold yourself out as complying with recommendation 4 . 2 of the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations , the board should have received a declaration from its CEO and CFO that, in their opinion, the financial records of the entity have been properly maintained, that this report complies with the appropriate accounting standards and gives a true and fair view of the cash flows of the entity, and that their opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively . 5 . Appendi x 4 C Quarterly cash flow report for entities subject to Listing Rule 4.7B ASX Li st in g Rule s A ppendi x 4 C ( 17 / 07 / 20 ) + See chapter 19 of the ASX Listing Rules for defined terms. Page 5